EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT ("Agreement"), effective as of July 1, 2003 (the "Effective Date"), is by and between Comtex
News Network, Inc. (the "Company" or "Comtex"), a Delaware corporation, having offices at 4900 Seminary Road, Alexandria, VA 22311, and Laurence F. Schwartz, who resides at 10 Potter Hill Drive, Guilford, Connecticut 06437 ("Executive").

                      W I T N E S S E T H:

      WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth in this Agreement; and

     WHEREAS, the Executive desires to be employed by the Company on the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the premises and mutual
covenants   and  promises  herein  contained,  the  receipt   and
sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

              ARTICLE I. EMPLOYMENT TERM AND DUTIES

      SECTION 1.1 EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept such employment, upon the terms and conditions herein contained.

      SECTION 1.2 TERM. The term of employment under this Agreement (the "Employment Term") shall commence on the Effective Date and shall continue until June 30, 2005. Thereafter, this Agreement shall automatically renew for additional one-year terms unless the Company gives the Executive written notice stating that it does not desire to renew at least ninety (90) days before the end of the Employment Term or any subsequent one-year term.

     SECTION 1.3 DUTIES.

      (a) During the Employment Term, Executive shall serve as President of the Company. Executive shall diligently and faithfully perform such duties as are reasonable and customary for an individual holding such offices and shall report to the Chief Executive Officer.

      (b) Executive shall devote as much of his working time, attention, energies, efforts and skills to the business of the Company as necessary to fulfill his duties. Executive shall be free to engage, directly or indirectly, in other non-competitive business activity, whether or not for profit, gain or other pecuniary advantages, including serving as an officer or on the board of directors of any non-competing company and receiving compensation therefore, provided that he promptly and fully discloses any such activities to the Board of Directors of the Company.

                    ARTICLE II. COMPENSATION

      SECTION 2.1 BASE SALARY. The Company shall pay Executive basic compensation of One Hundred Forty Thousand Dollars ($140,000) per year, which shall accrue proportionately from day to day and shall be payable in accordance with the Company's usual payroll practices with respect to officers of the Company ("Base Salary"). Executive's Base Salary shall be subject to required tax and payroll withholdings. Any incentive compensation that may be paid to Executive from time to time shall have no impact upon the Base Salary.

      SECTION 2.2 ANNUAL PERFORMANCE REVIEWS AND BASE SALARY INCREASES. On or about each anniversary of the Effective Date, the Company shall conduct a performance evaluation of Executive, at which time consideration shall be given to increasing Executive's Base Salary, benefits and other forms of compensation. Notwithstanding anything to the contrary in this provision or this Agreement, on each anniversary of the Effective Date, on which a favorable performance review is achieved, Executive's then Base Salary shall be increased by at least five percent (5%), which increased Base Salary shall remain at the increased level until the next anniversary of the Effective Date, unless earlier increased.

     SECTION 2.3 INDUCEMENT PLAN AWARD.

     (a) The Company shall grant Executive on the Effective Date an award of fully vested options in the Company to purchase 250,000 common shares, with an exercise price per share which shall be equal to the Fair Market Value of the common shares as of the date of grant, under an Inducement Plan to be established by the Company. The Company hereby represents that it has the authority to establish such an Inducement Plan and to grant options to Executive under such Inducement Plan without further approval by the shareholders of the Company; and

(b) At its next meeting, the Board of Directors of the Company shall (i) instruct outside counsel to promptly prepare and file a Form S-8 registration statement with the SEC for all shares issuable under the Inducement Plan, with the express intent to thereby register all such stock as would be issued upon exercise; and (ii) record via a resolution in the minutes at such meeting its express intent to place the new Inducement Plan before shareholders for a vote in order to approve such Plan for statutory incentive stock option status at the next scheduled annual shareholders' meeting via the proxy process, and will likewise recommend same to the Company's shareholders if such recommendation is in accordance with the fiduciary duties of the Board of Directors of the Company.

      SECTION 2.4 INCENTIVE STOCK OPTIONS. The Company shall grant Executive on July 31, 2003 incentive stock options ("Stock Options") to acquire Five-Hundred Seventy-Five Thousand (575,000) common shares of the Company's stock, in accordance with the Company's Stock Option Plan (the "Plan"), with an exercise price per share which shall be equal to the Fair Market Value of the common shares as of the date of grant. For this purpose, Fair Market Value equals the average of the trailing 10 day high and low bids, as specified in the Plan. Subject to the acceleration provisions pursuant to Article III below, Executive shall vest in such Stock Options at the rate of 25,000 options for each full or partial month of employment following the Effective Date.

     SECTION 2.5 INCENTIVE CASH BONUS.

      (a) In addition to the Base Salary, the Company shall pay Executive an annual incentive cash bonus pursuant to the formula attached hereto as Schedule A and based upon the satisfaction of the revenue and EBITDA goals established under the fiscal 2004 budget attached hereto as Schedule B, adjusted for expenses incurred outside of the budget solely at the discretion of the Board and for all non-recurring expenses incurred outside of budget associated in any way with the relocation of the Company offices and data center facilities. Within 45 days following each fiscal quarter end or 90 days following the fiscal year end, as applicable, the Company will estimate the cumulative incentive cash bonus due to Executive for the fiscal year-to-date, less a reserve amount equal to 20% of such amount (the "Estimated Cumulative Incentive Cash Payment"), except for the fourth fiscal quarter whereupon no such reserve amount shall be deducted. On such date, the Company will pay to the Executive the Estimated Cumulative Incentive Cash Payment, less the total of all prior Estimated Cumulative Incentive Cash Payments made thus far for the fiscal year in question.

     (b) The payment of an incentive cash bonus to Executive with respect to the Company's fiscal 2005 will be conditioned, in part, upon Executive's preparation (in consultation with the Chief Executive Officer) and submission to the Board of Directors of a fiscal 2005 budget to the Board of Directors on or before June 1, 2004.

     (c) If Executive's employment is terminated at other than fiscal year end, the incentive cash bonus due Executive shall be calculated by replacing the annual budget amounts stipulated in Schedule A with the year-to-date budget amount that corresponds to the month ended immediately preceding such Date of Termination (the "Year-to-Date Budget") and comparing such Year-to-Date Budget to the Company's actual revenue and EBITDA performance as of such month end date, as stipulated in Schedule A, through the comparable month end immediately preceding such Date of Termination.

      (d) The Executive need not be employed by the Company at the time of payment in order to receive any incentive cash bonus to which the Executive is otherwise entitled pursuant to the terms of this Section 2.5.

      SECTION 2.6 REIMBURSEMENT OF EXPENSES. Throughout the period of Executive's employment hereunder, the Company shall advance or reimburse Executive, upon presentment by Executive to the Company of appropriate receipts and vouchers therefore, for any reasonable out-of-pocket business expenses incurred by Executive in connection with the performance of his duties and responsibilities hereunder, in keeping with the Company's stated practices.

     SECTION 2.7 BENEFITS.

     (a) During the Employment Term, Executive shall be entitled to participate in all benefit plans of the Company, including health care benefits, and life, disability and other benefits, effective as of the Effective Date.

     (b) During the Employment Term, Executive shall be entitled to participate in any retirement and/or pension plan(s) offered to the Company's employees generally in accordance with the terms of such plan(s), as they may be modified at the Company's discretion from time to time.

      SECTION 2.8 VACATION. During the Employment Term, Executive shall be entitled to paid vacation and sick days in accordance with the plans, policies, programs and practices of the Company applicable to other executives of the Company, which initially provides for three (3) weeks of paid vacation and one (1) week of personal days per year.

             ARTICLE III. TERMINATION OF EMPLOYMENT

     SECTION 3.1 EVENTS OF TERMINATION.

      (a) DEATH. The Executive's employment shall terminate automatically upon the Executive's death.

      (b) WITHOUT CAUSE. Notwithstanding any other provision hereunder, the Company shall have the right to terminate the Executive's employment hereunder without "Cause" (as defined in Section 3.1(c)) at any time during the Employment Term for any reason and in the sole discretion of the Company.

      (c) CAUSE. The Company may terminate the Executive's employment during the Employment Term for Cause. For purposes of this Agreement, "Cause" shall mean only the following: (i) gross negligence or willful misconduct of the Executive in the performance of any of his duties under this Agreement; (ii) the failure by the Executive to perform his duties hereunder, which failure is not cured within thirty (30) days of written notice of the same given to Executive by the Company; (iii) any embezzlement or misappropriation of funds or property or intellectual property of the Company; (iv) any conviction or plea of guilty or NOLO CONTENDERE in connection with fraud or any crime that constitutes a felony in the jurisdiction involved; and
(v) any material breach by the Executive of the terms of this Agreement, which is not cured within thirty (30) days of written notice of the breach given to Executive by the Company.

      (d) GOOD REASON. The Executive may terminate (resign) his employment during the Employment Term for Good Reason upon thirty
(30) days advance notice to the Company. For purposes of this Agreement, "Good Reason" shall mean the occurrence, without the Executive's express written consent, of any one or more of the following events:

          (i) A material change in the Executive's title, duties or reporting relationship as described in Article I of this Agreement, which is not cured within thirty (30) days after written notice from Executive, or immediately upon any removal of the Executive from his position as President of the Company.

          (ii) A failure, not caused by Executive, of the Company to pay Executive's Base Salary, or any other form of Compensation under Article II of this Agreement, which failure to pay is not cured within ten (10) days after written notice from Executive.

          (iii) The filing of a voluntary or involuntary petition of bankruptcy by or against the Company or the insolvency of the Company.

          (iv) The Company undergoes a "Change of Control", as defined in Section 3.2(c).

          (v) Executive is required to work outside of the New York metropolitan area on a regular basis, with the exclusion of a need for regular travel to the Company's regional office in the Washington, D.C. metropolitan area.

          (vi) The Company breaches any material term of this Agreement, other than as described in 3.1d(ii) above, which breach is not cured within thirty (30) days after written notice from Executive.

      (e) WITHOUT GOOD REASON. The Executive may voluntarily terminate (resign) his employment during the Employment Term without Good Reason upon thirty (30) days notice to the Company and no further benefits or compensation will be due hereunder.

     SECTION 3.2 TERMINATION PROCEDURES AND CERTAIN DEFINITIONS.

      (a) NOTICE OF TERMINATION. Any termination by the Company for Cause or without Cause or by the Executive for Good Reason or without Good Reason shall be communicated by "Notice of Termination" to the other party. For purposes of this Agreement, Notice of Termination means a written notice which (i) indicates the specific termination provision in this Agreement relied upon,
(ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting the fact or circumstance in enforcing the Executive's or the Company's rights hereunder. The Executive's continued employment with the Company after a Notice of Termination is given shall not constitute consent to, or a waiver of any rights with respect to, any circumstance constituting Good Reason hereunder.

     (b) DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company other than for death, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive terminates his employment for Good Reason, the Date of Termination shall be the date not less than thirty (30) days after the date on which the Executive notifies the Company of such termination, and (iii) if the Executive's employment is terminated by reason of death, the Date of Termination shall be the date of death of the Executive.

      (c) CHANGE OF CONTROL. The Company shall be deemed to have undergone a "Change of Control", if:

          (i) Any "person" within the meaning of Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than the Company, a subsidiary or "affiliate" as defined under the Exchange Act, any employee benefit plan sponsored by the Company or any subsidiary of the Company, becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 51% or more of the combined voting power of the securities of the Company entitled to vote in an election of directors to the Board; or

          (ii) A merger or equivalent combination occurs after which 51% or more of the voting stock of the surviving
     Company is held by persons other than former stockholders of the Company; or

          (iii) The sale, assignment, transfer or other disposition of assets of the Company having a value in excess of 50% of the total assets of the Company.

     SECTION 3.3 OBLIGATIONS OF THE COMPANY ON TERMINATION.

      (a) TERMINATION UPON DEATH. If the Executive's Employment is terminated upon his death, the amounts referenced hereafter shall be paid to Executive's estate:

          (i) IN GENERAL. The Company shall immediately pay to the Executive's estate in cash the amount of Base Salary and vacation previously earned but not yet paid.

          (ii) INCENTIVE CASH BONUS. The Company shall pay to the Executive's estate, within thirty (30) days of the Executive's death, the incentive cash bonus otherwise due Executive for the fiscal year during which the Date of Termination occurs, calculated in accordance with the provisions of Section 2.5.

      (b)   TERMINATION  WITHOUT CAUSE OR  FOR  GOOD  REASON.  If
Executive's employment is terminated without Cause (as defined in Section 3.1(c)) or for Good Reason (as defined in Section
3.1(d)):

          (i)   IN GENERAL. The Company shall immediately pay the
     Executive in cash the amount of Base Salary and Vacation previously earned but not yet paid.

          (ii) SEVERANCE BENEFITS. The Company shall pay the Executive an amount equal to two (2) months of the then-current Base Salary if said termination occurs prior to the first anniversary of the Effective Date, and four (4) months of the then-current Base Salary if said termination occurs after the first anniversary of the Effective Date, in either instance payable in lump sum within thirty (30) days following said termination.

          (iii) INCENTIVE CASH BONUS. The Company shall pay to the Executive within ten (10) days of the Date of Termination an amount equal to 100% of the incentive cash bonus then owed to Executive on a pro rata basis for the fiscal year during which the Date of Termination occurs, calculated in accordance with the provisions of Section 2.5.

          (iv) ACCELERATION OF UNVESTED STOCK OPTIONS. Upon the Date of Termination, all remaining unvested options held by the Executive shall become immediately vested and exercisable, and shall remain exercisable for the remainder of the term thereof.

      (c) TERMINATION FOR CAUSE OR TERMINATION WITHOUT GOOD REASON. In case of a termination for Cause or termination without Good Reason, the Executive shall be entitled to his Base Salary and vacation accrued to the Date of Termination and any other benefits so accrued. Executive shall also be entitled to receive, within thirty (30) days following said termination, the incentive cash bonus otherwise due Executive for the fiscal year during which the Date of Termination occurs, calculated in accordance with the provisions of Section 2.5. In addition, Company will convert any and all previously vested incentive stock options held by Executive as of the Date of Termination that have not been exercised prior to the 90th day following the Date of Termination into non-statutory stock options no later than the 90th day following the Date of Termination, with an expiration date equal to the remainder of their term. Other than obligations of the Company stipulated in this Section 3.3(c), no further benefits or compensation will be due hereunder.

           ARTICLE IV. CONFIDENTIALITY; NONCOMPETITION

      SECTION 4.1 CONFIDENTIALITY AND NONCOMPETITION. Except as to such actions within the ordinary course of the Executive's employment by the Company which the Executive in good faith believes to be in the best interests of the Company, the Executive shall not at any time during the employment Term or at any time thereafter, without the prior written consent of the Company, disclose to any third party including, but not limited to, any competitor or potential competitor of the Company or any subsidiary or affiliate of the Company, any trade secret, know-how or knowledge relating to costs, products, equipment, merchandising and marketing methods, business plans, or research results used by, or useful to, the Company or any subsidiary or affiliate of the Company or other confidential information of the Company (the "Confidential Information"). The Executive shall not at any time during the Executive's actual Employment with the Company or for four (4) months thereafter, if termination occurs prior to the first anniversary of the Effective Date, or eight
(8) months thereafter, if termination occurs prior to the second anniversary of the Effective Date, without the prior written consent of the Company: (i) engage in competitive business activity anywhere in the world either on Executive's own behalf or that of any other business organization, (ii) request or advise any supplier, or other person, firm, partnership, association, Company or business organization, entity or enterprise having business dealings with the Company or any subsidiary or affiliate of the Company to withdraw, curtail or
cancel  such  business  dealings; (iii)   induce  or  attempt  to
influence any executive of the Company or any subsidiary or affiliate of the Company to terminate, or in any way violate the terms of, his or her employment, (iv) employ or seek to employ or cause any business organization engaged in competitive business activity to employ or seek to employ any person or agent who is then (or was at any time within six months prior to the date the Executive or such business employs or seeks to employ such person) employed or retained by the Company or its affiliates. Notwithstanding the foregoing, nothing herein shall prevent the Executive from providing a letter of recommendation to an executive with respect to a future employment opportunity. For purposes of this Section 4.1, Confidential Information shall not include: (a) information that is in the public domain; provided that Executive was not responsible for the disclosure to the public; (b) information that was already known to Executive prior to his employment by the Company; and (c) information required to be disclosed in connection with any judicial or administrative proceeding or inquiry; provided that Executive shall notify the Company as promptly as practicable of such proceeding or inquiry and cooperate with the Company in taking legally available steps to resist or narrow the required disclosure.

                    ARTICLE V. MISCELLANEOUS

      SECTION 5.1 ENFORCEABILITY. If the scope of any provision of this Agreement is too broad to permit enforcement of such provision to its fullest extent, then such provision shall be enforced to the maximum extent permitted by applicable law, and, if necessary, the scope of any such provision may be judicially modified (to the extent necessary in any proceeding brought to enforce such provision) and thereafter fully enforced.

      SECTION 5.2 ARBITRATION. Any dispute arising out of or relating to this Agreement or the validity, construction or performance of this Agreement or the breach thereof, shall be resolved by arbitration according to the rules and procedures of the American Arbitration Association, as amended. The rules and procedures of the American Arbitration Association, as amended, are incorporated herein and made a part of this Agreement by reference. The parties agree that the arbitration shall be conducted in New York City and that they will abide by and perform any award rendered in any such arbitration and that any court having jurisdiction may issue a judgment based upon the award. The Company shall be responsible for and shall timely pay all applicable forum fees (including filing fees, hearing session fees, and case service fees, however denominated) that relate to or arise from such arbitration; however, if a judgment upon any resulting arbitration award is entered to the detriment of Executive, Executive shall be responsible for reimbursing the company for one-half of the applicable forum fees within ten (10) business days of his receipt of notice from the Company demanding payment of such fees. With the exception of said forum fees, each party shall bear its own costs, expenses and fees, including, without limitation, attorney's fees and expert's fees that relate to or arise from such arbitration. Judgment upon any resulting arbitration award may be entered in any court of competent jurisdiction.

     SECTION 5.3 ASSIGNMENT BY THE EXECUTIVE; SUCCESSORS.

     (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

      (b) Except as is otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and upon the Executive, his spouse, heirs, executors and administrators.

     (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes or agrees to perform this Agreement by operation of law, or otherwise.

      SECTION 5.4 WAIVER. Failure of either party hereto to insist upon strict compliance by the other party with any term, covenant or condition hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment or failure to insist upon strict compliance with any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

      SECTION 5.5 SURVIVAL. Notwithstanding the expiration or termination of this Agreement, Sections 3.3, 4.1 and 5.2 shall survive.

      SECTION 5.6 NOTICE. Except as otherwise provided herein, any notice required or desired to be given pursuant to this Agreement shall be sufficient if in writing sent by regular U.S. mail or registered or certified mail to the addresses set forth above or to such other address as any party hereto may designate in writing, transmitted by hand delivery to the other; provided, the failure by the Executive to observe the notice provisions hereof shall not in any way limit, reduce or effect the Executive's rights and benefits hereunder.

      SECTION  5.7  APPLICABLE  LAW.   This  Agreement  shall  be
governed by and construed in accordance with the laws of the State of Delaware, without regard to any otherwise applicable choice of law rules.

      SECTION 5.8 TAXES. The Company may deduct from all amounts paid under this Agreement all federal, state, local and other taxes required by law to be withheld with respect to such payments.

      SECTION 5.9 RETURN OF COMPANY PROPERTY. When Executive leaves the employ of the Company, Executive will deliver to the Company (and will not keep in his possession, recreate or deliver to anyone else) any and all devices, records, recordings, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, computer materials, equipment, other documents or property, together with all copies thereof (in whatever medium recorded), belonging to the Company, its successors or assigns.

      SECTION 5.10 ENTIRE AGREEMENT. The parties hereto agree that this Agreement (together with, to the extent benefits or rights are otherwise affected by this Agreement, any employee benefit plan maintained or sponsored by the Company) contains the entire understanding and agreement between them and supersedes all previous agreements and arrangements, if any, relating to the employment of the Executive. This Agreement shall not be amended, modified or supplemented in any respect except by an agreement in writing signed by the Executive and the Company.

      SECTION 5.11 COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, and all of which, taken together shall be deemed to be one instrument.

      IN WITNESS WHEREOF, the Company and the Executive have duly executed this Agreement as of the day and the year first above written.

For: Comtex News Network, Inc.


By:
     /S/ WILLIAM J.HOWARD         7/1/03
     William J. Howard             Date
     Chairman, Compensation Committee


ACCEPTED AND AGREED BY:


     /S/ LAURENCE F. SCHWARTZ           7/1/03
     Laurence F. Schwartz               Date
     Executive

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